10600 North De Anza Blvd.     408.446.0700                          Exhibit 10.3
Suite 200                     Facsimile:  408.446.0583
Cupertino, CA  95014-2075     www.sobrato.com                  MASTER LEASE

                                 LEASE BETWEEN

                      SOBRATO INTERESTS AND XENOPORT, INC.

SECTION                                                                           PAGE #
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
PARTIES.........................................................................     1
PREMISES........................................................................     1
USE.............................................................................     1
TERM AND RENTAL.................................................................     1
SECURITY DEPOSIT................................................................     1
LATE CHARGES....................................................................     2
POSSESSION......................................................................     2
COVENANTS TO SURRENDER..........................................................     3
USES PROHIBITED.................................................................     3
ALTERATIONS AND ADDITIONS.......................................................     3
MAINTENANCE OF PREMISES.........................................................     4
     A.    Landlord and Tenant's Obligations Regarding Common Area Costs........     4
     B.    Common Area Costs....................................................     4
     C.    Tenant's Allocable Share.............................................     5
     D.    Waiver of Liability..................................................     5
     E.    Tenant's Obligations.................................................     5
HAZARD INSURANCE................................................................     6
     A.    Tenant's Use.........................................................     6
     B.    Landlord's Insurance.................................................     6
     C.    Tenant's Insurance...................................................     6
     D.    Waiver...............................................................     6
TAXES...........................................................................     6
UTILITIES.......................................................................     7
ABANDONMENT.....................................................................     7
FREE FROM LIENS.................................................................     7
COMPLIANCE WITH GOVERNMENTAL REGULATIONS........................................     7
TOXIC WASTE AND ENVIRONMENTAL DAMAGE............................................     7
     A.    Tenant's Responsibility..............................................     8
     B.    Tenant's Indemnity Regarding Hazardous Materials.....................     8
     C.    Landlord's Indemnity Regarding Hazardous Materials...................     8
LANDLORD'S LIABILITY............................................................     9
     A.    Limitation on Landlord's Liability...................................     9
     B.    Limitation on Tenant's Recourse......................................     9
     C.    Indemnification of Landlord..........................................     9
ADVERTISEMENTS AND SIGNS........................................................     9
ATTORNEY'S FEES.................................................................    10
TENANT'S DEFAULT................................................................    10
     A.    Remedies.............................................................    10
     B.    Right to Re-enter....................................................    10
     C.    Additional Remedies..................................................    10
     D.    No Termination.......................................................    11
SURRENDER OF LEASE..............................................................    11
LANDLORD'S DEFAULT..............................................................    11
NOTICES.........................................................................    11
ENTRY BY LANDLORD...............................................................    11
DESTRUCTION OF PREMISES.........................................................    11
     A.    Destruction by an Insured Casualty...................................    11

                                       1.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
     B.    Destruction by an Uninsured Casualty.................................    12
ASSIGNMENT OR SUBLEASE..........................................................    12
     A.    Consent by Landlord..................................................    12
     B.    Assignment or Subletting Consideration...............................    13
     C.    No Release...........................................................    13
     D.    Reorganization of Tenant.............................................    13
     E.    Permitted Transfers..................................................    14
     F.    Effect of Default....................................................    14
     G.    Successors and Assigns...............................................    14
CONDEMNATION....................................................................    14
EFFECTS OF CONVEYANCE...........................................................    15
SUBORDINATION...................................................................    15
WAIVER..........................................................................    15
HOLDING OVER....................................................................    15
SUCCESSORS AND ASSIGNS..........................................................    15
ESTOPPEL CERTIFICATES...........................................................    16
OPTION TO EXTEND THE LEASE TERM.................................................    16
     A.    Grant and Exercise of Option.........................................    16
     B.    Determination of Fair Market Rental..................................    16
     C.    Resolution of a Disagreement over the Fair Market Rental.............    17
OPTIONS.........................................................................    17
QUIET ENJOYMENT.................................................................    17
BROKERS.........................................................................    17
AUTHORITY OF PARTIES............................................................    17
MISCELLANEOUS PROVISIONS........................................................    17
     A.    Rent.................................................................    18
     B.    Management Fee.......................................................    18
     C.    Performance by Landlord..............................................    18
     D.    Interest.............................................................    18
     E.    Rights and Remedies..................................................    18
     F.    Survival of Indemnities..............................................    18
     G.    Severability.........................................................    18
     H.    Choice of Law........................................................    18
     I.    Time.................................................................    18
     J.    Entire Agreement.....................................................    18
     K.    Representations......................................................    18
     L.    Headings.............................................................    18
CONDITION PRECEDENT.............................................................    18

Exhibit "A" - Premises and Project..............................................    21

Exhibit "B" - Draft Letter of Credit............................................    22

10600 North De Anza Blvd.    408.446.0700                           MASTER LEASE
Suite 200                    Facsimile:  408.446.0583
Cupertino, CA  95014-2075    www.sobrato.com

      1 PARTIES: THIS LEASE, is entered into on this 24th day of September, 2001, between Sobrato Interests, a California limited partnership, whose address is 10600 North De Anza Boulevard, Suite 200 Cupertino, CA 95014 and Xenoport, Inc., a Delaware corporation, whose address is 2631 Hanover Street, Palo Alto, California, 94304, hereinafter called respectively Landlord and Tenant.

      2. PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property commonly known and designated as 3410 Central Expressway consisting of approximately 102,759 square feet ("Building") and 361 parking stalls in a project consisting of a total of five (5) buildings, including the Premises, totaling 412,171 square feet ("Project") as outlined in red on Exhibit "A". Said stalls shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area.

      3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of
Landlord: Office, laboratory research, development, testing, light manufacturing, ancillary warehouse, and related legal uses. Tenant shall be entitled to utilize Hazardous Materials in compliance with laws in accordance with paragraph 18 of the Lease. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

      4. TERM AND RENTAL: The term ("Lease Term") shall be for one hundred twenty (120) months, commencing on the Commencement Date (as hereinafter defined), and ending 120 months thereafter ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent ("Base Monthly Rent") for the Premises pursuant to the following schedule:

Months 01 - 12:        $246,621.60 per month
Months 13 - 36:        $267,173.40 per month
Months 37 - 48:        $292,863.15 per month
Months 49 - 60:        $302,381.20 per month
Months 61 - 72:        $312,208.59 per month
Months 73 - 84:        $322,355.37 per month
Months 85 - 96:        $332,831.92 per month
Months 97 -108:        $343,648.96 per month
Months 109 - 120:      $354,817.55 per month

      Base Monthly Rent shall be due on the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Two Hundred Forty Six Thousand Six Hundred Twenty One and 60/100 Dollars ($246,621.60) as prepaid rent for the first month of the Lease.

      5. SECURITY DEPOSIT: Concurrently with Tenant's execution of this Lease, Tenant has deposited with Landlord the sum of Three Million and No/100 Dollars ($3,000,000.00) ("Security Deposit"). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease beyond applicable notice and cure periods, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord

                                       1.

may spend or become obligated to spend by reason of Tenant's default including, but not limited to Tenant's failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord's written notice itemizing the amounts and purposes for such deduction.

Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit ("Letter of Credit") substantially in the form attached hereto as Exhibit "B". Landlord shall be entitled to draw against the Letter of Credit in the event of a default by Tenant beyond applicable notice and cure periods provided only that an authorized agent of Landlord certifies to the issuer of the Letter of Credit that Tenant is in default under the Lease beyond applicable notice and cure periods and that Landlord is entitled under the Lease to draw the requested amount. Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant's failure to so renew or extend the Letter of Credit shall be a material default of this Lease by Tenant. In the event Landlord draws against the Letter of Credit, Tenant shall replenish the existing Letter of Credit or cause a new Letter of Credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required. Provided Tenant has not been in default under this Lease beyond applicable notice and cure periods, Landlord agrees to reimburse Tenant one half the cost incurred by Tenant for the issuance of the Letter of Credit and for any transfer of the Letter of Credit requested by Landlord.

Notwithstanding the foregoing, provided Tenant has not been in default under the Lease beyond applicable notice and cure periods, then at the commencement of the 61st month of the Lease Term, Tenant shall be allowed to reduce the amount of the Security Deposit by $1,500,000.00.

      6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after written notice from Landlord that such amount is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. Landlord agrees to waive said late charge in the event the Base Monthly Rent or other sum due is received within five days after receipt by Tenant of Landlord's notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

      7. POSSESSION: Tenant: The parties acknowledge that the target Commencement Date is December 1, 2001. The "Commencement Date" shall occur on the later of (i) December 1, 2001, or (ii) the date by which all of the following have occurred: (a) the tenant currently in the Premises has completed the regulatory closure of the facility in accordance with applicable laws, (b) Landlord has delivered possession of the Premises. On the Commencement Date, Landlord shall deliver and Tenant shall accept possession of the Premises and enter into occupancy of the Premises on the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Tenant

                                       2.

agrees to accept possession of the Premises in its then existing condition (latent defects excepted), subject to all Restrictions and without representation or warranty by Landlord, provided that the Premises are then in broom clean condition and in as good condition as they exist at the time of Lease execution. If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession.

Notwithstanding the foregoing, in the event the Commencement Date has not occurred for any reason whatsoever on or before March 1, 2002, then Tenant may terminate the Lease by written notice to Landlord, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. Tenant's right to terminate shall be the sole and exclusive remedy of Tenant with respect to the Commencement Date not occurring by March 1, 2002. As soon as reasonably practicable prior to the Commencement Date but no sooner than the date the tenant currently in the Premises has completed the regulatory closure of the facility in accordance with applicable law, Landlord shall provide Tenant with access to the Premises for Tenant's design and construction of tenant improvements and for the installation of Tenant's wiring, data cabling, phone system, equipment and furniture. Such early access to the Premises by Tenant shall be upon all the terms and conditions of the Lease, except that no Base Monthly Rent shall be due by Tenant until the Commencement Date.

      8. COVENANTS TO SURRENDER: The Tenant agrees on the Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to reasonably good condition, normal wear and tear excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling from the suspended ceiling installed by Tenant and repair or replace broken ceiling tiles, and relevel the ceiling if required as a result of such repair or replacement. At the expiration of the Lease Term, Landlord shall not have the right to require that Tenant remove from the Premises any Alterations made with Landlord's consent unless Landlord, at the time of granting such consent, indicates that the subject Alteration must be removed upon the expiration of the Lease Term. With respect to Permitted Alterations as defined in Section 10 below, Tenant shall ascertain from Landlord within ninety (90) days before the Expiration Date whether Landlord desires to have any such Permitted Alterations removed. If Landlord shall so desire, Tenant shall, at Tenant's sole cost and expense, remove such Alterations and Permitted Alterations as Landlord requires and shall repair any damage to the Building which results from Tenant's removal of any Alterations, Permitted Alterations, and any of Tenant's equipment, trade fixtures, and components, and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and trade fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

      9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building except in enclosed conforming structures without Landlord's prior approval, which approval may be withheld in its sole discretion.

      10. ALTERATIONS AND ADDITIONS: Tenant shall not make any alterations or additions to the Premises ("Alterations") without (i) the written consent of Landlord first had (which consent shall not be

                                       3.

unreasonably withheld) and obtained, and (ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. After obtaining Landlord's consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has: (i) obtained all required governmental approvals and permits, and (ii) provides Landlord 7 days' notice prior to beginning construction so Landlord can post a notice of nonresponsibility. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15" X 21") vellum as-built drawings, and
(iii) a certificate of occupancy for the work upon completion of the Alterations, if necessary. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 8 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent, to make Alterations which do not affect the structure of the Building or which do not cost more than Seventy Five Thousand Dollars ($75,000.00) per Alteration ("Permitted Alterations"); provided, however, that Tenant shall still be required to comply with all other provisions of this paragraph. All Alterations shall be maintained, replaced or repaired at Tenant's sole cost and expense. Tenant acknowledges Landlord's right to and hereby consents to construction of additional building(s) on the land where the Premises are located or on adjacent land owned by Landlord. The parties hereto acknowledge that Tenant is purchasing certain furniture, trade fixtures, equipment, and alterations installed by the previous tenant in the Premises (collectively, the "Assets") from the current tenant in the Premises through an Asset purchase agreement attached to this Lease as Exhibit "C". The parties hereto agree that the Assets shall remain the property of Tenant during the term of this Lease. Upon the Expiration Date, all of the Assets, except movable-furniture, trade fixtures, and equipment, shall become a part of the realty and belong to Landlord. In no event shall Tenant be required to remove any such Assets from the Premises except movable furniture, trade fixtures and equipment.

      11. MAINTENANCE OF PREMISES:

            A. LANDLORD AND TENANT'S OBLIGATIONS REGARDING COMMON AREA COSTS:
Tenant agrees to reimburse Landlord for the expenses resulting from Landlord's payment of Common Area Costs as defined in paragraph 11(B) incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Building or the Project. Tenant agrees to pay Tenant's Allocable Share as defined in paragraph 11(C) of the Common Area Costs, as additional rental, within thirty (30) days of written invoice from Landlord.

            B. COMMON AREA COSTS: For purposes of calculating Tenant's Allocable Share of Building and of Project Costs, the term "Common Area Costs" shall mean all costs and expenses of the nature hereinafter described which are incurred in connection with ownership and operation of the Building or the Project in which the Premises are located, as the case may be not directly allocable to or payable by a single tenant in the Building or the Project, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to, the following: (i) common area utilities, including water and power and lighting to the extent not separately metered; (ii) common area maintenance and service agreements for the Building or the Project and the equipment therein including, without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of sidewalks, landscaping, waterscape, parking areas, and driveways; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if commercially available) insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all real estate taxes, special assessments, service payments in lieu of taxes, excises, transit charges, housing fund assessment, levies, fees or charges and including any substitutes or additions thereto which may occur during the Lease Term (and Renewal Terms, if any) of this lease which are assessed, or imposed by any public authority upon the Building or Project, the act of entering this Lease, the occupancy by Tenant, the rent provided for in this Lease

                                       4.

and including real estate tax increases due to a sale or transfer of the Building or the Project, in which the Premises are located, as such taxes are levied or appear on the City and County tax bills and assessment rolls. Common Area Costs shall specifically exclude (i) costs and impact fees resulting from new construction, (ii) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant, and (iii) costs associated with restoration of any casualty. All special assessments shall be paid over the longest period allowed by the taxing authority. This shall be a Net Lease and the Base Monthly Rent shall be paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs are intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

            C. TENANT'S ALLOCABLE SHARE: For purposes of prorating Common Area Costs which Tenant shall pay, Tenant's Allocable Share of Building Costs is computed by multiplying the total Common Area Costs for services shared by the Building by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Building (excluding common areas). Tenant's Allocable Share of Project Costs shall be computed on a shared service by service basis, by multiplying the total Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Buildings in the Project which share the services. It is understood and agreed that Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

            D. WAIVER OF LIABILITY: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, Tenant shall retain a claim for damages in the event the interruption of service results from Landlord's willful misconduct, negligence or breach of this Lease. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or its failure to furnish any of the foregoing, unless such loss or injury is due to the active negligence or willful misconduct of Landlord.

            E. TENANT'S OBLIGATIONS: Except as provided in 11(A) above, Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof, glazing, elevator, plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair (but excluding the structural roof, the building foundation and load bearing walls, all or which Landlord shall repair and maintain); normal wear and tear and damage by casualty excepted. Tenant shall provide Landlord with a copy of a service contract between Tenant and (i) a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises; and (ii) a licensed elevator maintenance contractor which contract shall provide for monthly maintenance of all elevator related systems. Tenant shall pay the cost of all air-conditioning heating, and elevator equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl demountable wall exclusively to V joints.

Tenant shall also be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably

                                       5.

satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work.

      Notwithstanding the provisions of this paragraph 11, in the event a repair or replacement (i) would be properly be capitalized under generally accepted accounting principles; and (ii) costs in excess of Fifteen Thousand and No/100 Dollars ($15,000.00), Landlord shall perform such replacement and Tenant shall only be required to pay that portion of the cost equal to the product of such total cost multiplied by a fraction, the numerator of which is the number of years remaining in the Lease Term, the denominator of which is the useful life (in years) of the replacement.

      12. HAZARD INSURANCE:

            A. TENANT'S USE: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances.

            B. LANDLORD'S INSURANCE: Landlord agrees to purchase and keep in force fire and extended coverage, earthquake (at Landlord's election), and 12 month rental loss insurance covering the Premises for the full replacement value of the Building as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible (as reasonably approved by Tenant) under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant's obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal or less than four (4) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

            C. TENANT'S INSURANCE: Tenant, at its sole cost, agrees to insure its personal property and Alterations for amounts not to exceed their actual insurable value and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage.

            D. WAIVER: Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective property insurance policies or would have been covered had the waiving party carried the property insurance required to be carried under this Lease, as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

      13. TAXES: Tenant shall be liable and shall pay prior to delinquency, for all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be

                                       6.

imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder.

      14. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control.

      15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the foregoing, Tenant shall entitled to suspend its operations on the Premises and vacate the Premises provided that Tenant continues to timely pay rent and perform all other obligations of Tenant under this Lease, and further provided that Tenant provides a security guard or other reasonable security protection for the Premises.

      16. FREE FROM LIENS: Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

      Notwithstanding the provisions of this paragraph 15, Tenant shall have the right to contest such liens if Tenant obtains a bond equal to 150% of the amount of such lien to prevent enforcement of the lien during such contest or otherwise makes adequate provision to prevent enforcement of the lien during such contest.

      17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

      Notwithstanding the provisions of this paragraph 17, if any improvement or alteration to the Premises is required as a result of any future laws or regulations affecting the Premises not related to Tenant's specific use of the Premises, and provided further said improvement or alteration is not required because of alterations to the Premises made by Tenant, the cost of such improvements shall be allocated between Landlord and Tenant such that Tenant shall pay to Landlord upon completion of such improvement, the portion of the cost thereof equal to the remaining number of years in the lease term divided by the anticipated useful life of such improvement. Landlord represents and warrants, to the best of its knowledge, that as of the date of this Lease the Building complies with all applicable building codes.

      18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

                                       7.

            A. TENANT'S RESPONSIBILITY: Tenant shall not bring, use, or permit upon the Premises, or generate, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials") except in compliance with all applicable laws. Landlord consents to Tenant's use of Hazardous Materials on the Premises on the condition that Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations including without limitation, any applicable requirement that Tenant prepare a Hazardous Materials Management Plan under California Health and Safety Code Section 255055 and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, and (iv) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and complete any action required to obtain a closure certificate from the local administering agency prior to the Expiration Date. Landlord may employ an independent engineer or consultant to periodically inspect Tenant's operations to verify that Tenant is complying with its obligations under this paragraph. In the event it is determined by Landlord's consultant that Tenant is in material violation with respect to its obligations under this paragraph and such violation has not previously been reported by Tenant or has not been cured, then Tenant shall pay the reasonable future expense of employing Landlord's independent engineer or consultant to periodically inspect Tenant's operations. The forgoing right of inspection shall be exercised by Landlord only if Landlord believes it may be subject to liability because of Tenant's handling of hazardous materials.

            B. TENANT'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord, except through Landlord's or Landlord's agents negligence or willful misconduct, arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials by Tenant or Tenant's agents or employees. Tenant's indemnification and hold harmless obligations set forth above include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. Notwithstanding anything to the contrary in the Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of any type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the use, release or emission of Hazardous Material by Tenant or its agents or employees.

            C. LANDLORD'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which: (i) are present; or (ii) which come to be present in the soil or groundwater of the Premises or the adjacent property within the Project through no fault of Tenant. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential

                                       8.

damages suffered or incurred by Tenant as a result of any such contamination unless such contamination results from Landlord's active negligence or willful misconduct.

      19. LANDLORD'S LIABILITY:

            A. LIMITATION ON LANDLORD'S LIABILITY: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee's interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant Further waives any right to terminate this Lease and to vacate the Premises on Landlord's default under this Lease. Tenant's sole remedy on Landlord's default is an action for damages or injunctive or declaratory relief.

            B. LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Project (including proceeds from the sale therefrom, insurance proceeds and rental proceeds therefrom). Tenant shall have recourse only to the interest of Landlord in the Project (including proceeds from the sale therefrom, insurance proceeds and rental proceeds therefrom) or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

            C. INDEMNIFICATION OF LANDLORD: Except to the extent due to the negligence or willful misconduct of Landlord, as a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and their shareholders, directors, officers, trustees; employees; partners, affiliates and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant's Agents, the acts or omissions of Tenant or Tenant's Agents, Tenant's breach of this Lease, or any damage or injury to person or property from any cause, or from the failure of Tenant to keep the Premises in good condition and repair as herein provided. Further, except to the extent due to the negligence or willful misconduct of Landlord, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant's Agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

      20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Notwithstanding the foregoing, Tenant shall have the right to install signage in the same locations as the current tenant in the Premises, subject to Landlord's approval as described herein.

                                       9.

      21. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action.

      22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder provided however, that Tenant may cure such default by payment to Landlord of the Base Monthly Rent or other sum due within ten (10) days after receipt by Tenant of written notice specifying Landlord has failed to receive the amount in question; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

            A. REMEDIES: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment directly and foreseeably caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

            B. RIGHT TO RE-ENTER: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

            C. ADDITIONAL REMEDIES: In the event of any such default by Tenant, including an abandonment of the Premises, in addition to all other rights or remedies available at law or in equity, if Landlord does not elect to terminate this Lease as provided in Section 13.A or 13.B above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, recover all rental as it becomes due.

                                      10.

            D. NO TERMINATION: No re-entry or taking possession of the Premises by Landlord pursuant to 22(B) or 22(C) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

      23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building or Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenants, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

      24. This paragraph intentionally left blank.

      25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

      26. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, by overnight courier, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

      27. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security regulations or any requirements regarding safe use of lab space, maintenance of power, temperature, and quarantine areas of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any abatement or reduction of Base Monthly Rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within one hundred eighty
(180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises any "For Sale" or "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours with reasonable notice. Landlord shall comply with Tenant's security procedures applicable to the Premises and shall not unreasonably interfere with Tenant's use of the Premises.

      28. DESTRUCTION OF PREMISES:

            A. DESTRUCTION BY AN INSURED CASUALTY: In the event of a partial destruction of the Premises by a casualty for which Landlord is required to maintain insurance under paragraph 12(B) during the Lease Term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, such partial destruction shall in no way annul or

                                      11.

void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises are more than partially destroyed, or in the event the repairs cannot be made within such one hundred eighty (180) day period, Landlord or Tenant may elect to terminate this Lease.4 Landlord shall not be required to restore Alterations or replace Tenant's trade fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

            B. DESTRUCTION BY AN UNINSURED CASUALTY: In the event of a total or partial destruction of the Premises by a casualty for which Landlord is not actually carrying insurance and is not required to carry insurance, the Lease shall automatically terminate, unless Landlord elects to rebuild or Tenant elects to contribute the shortfall in insurance proceeds, such election to be made by written notice from Tenant to Landlord within ten (10) days after determination that there is a shortfall. In the event of a destruction by an uninsured casualty (i) of greater than one-third (1/3) of the replacement cost of the Premises, or (ii) that can not be repaired within one hundred eighty
(180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, Tenant may elect to terminate this Lease.

      29. ASSIGNMENT OR SUBLEASE:

            A. CONSENT BY LANDLORD: Except as specifically provided in Section 29.E, Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant's interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing being a "Transfer") without the express written consent of Landlord. In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (1) executed counterparts of any agreement and of all ancillary agreements with the proposed transferee, (2) current financial statements of the transferee covering the preceding three years, (3) the nature of the proposed transferee's business to be carried on in the Premises, (4) a statement outlining all consideration to be given on account of the Transfer, and (5) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord's request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to Transfer such space to the named transferee on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Landlord shall be deemed to have elected option (i) above. Landlord's consent to the proposed Transfer shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed transfer agreement is in form reasonably satisfactory to Landlord; and (iii) Tenant reimburses Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said Transfer, including the reasonable costs of making investigations as to the acceptability of the proposed transferee and reasonable legal costs incurred in connection with the granting or denial of any requested consent (up to a maximum of $3,000.00 per request for consent). In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered or conditions that may be imposed by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant's interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an "Hypothecation") which consent Landlord may withhold in its sole discretion. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with an Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent. Landlord's consent to one or more Transfers or Hypothecations shall not operate to exhaust Tenant's obligation to obtain Landlord's consent to other Transfers or Hypothecations nor constitute consent to an assignment or other

                                      12.

Transfer following foreclosure of any permitted lien, mortgage or other encumbrance. If Tenant is a corporation, limited liability company, unincorporated association, partnership or other legal entity, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 17.D below, the foregoing provisions of this sentence shall not apply to a transfer of stock in a corporation whose stock is publicly traded on a public stock exchange, a transfer of stock or ownership interest resulting from a financing of Tenant or a private or public offering, or an acquisition of substantially all of Tenant's capital stock. If Tenant is a corporation whose stock is not publicly traded on a public stock exchange, any dissolution, merger, consolidation or reorganization of Tenant shall be deemed a Transfer.

            B. ASSIGNMENT OR SUBLETTING CONSIDERATION: Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (including without limitation, payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the Base Monthly Rent payable hereunder (after deducting therefrom Reasonable Transfer Costs (defined below) (i) realized by Tenant in connection with any Transfer by Tenant (excluding any such Transfer occurring during the first five (5) years of the Lease Term), and/or (ii) profit realized by a subtenant or any other person or entity (other than Tenant) (any such subtenant, person or entity being a "Subsequent Transferor") in connection with a sublease, assignment or other Transfer by such Subsequent Transferor, shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant or a Subsequent Transferor. As used in this Section 29.B, "Reasonable Transfer Costs" shall mean the-following costs, to the extent reasonably incurred in connection with the transfer in question: (i) advertising costs and brokerage commissions and reasonable attorneys' fees payable to unaffiliated third parties, (ii) the cost of Alterations incurred solely in connection with such Transfer; (iii) the unamortized portion of the amount paid by Tenant for Assets specifically utilized by a transferee in such Transfer; and (iv) all other reasonable costs incurred by Tenant in connection the Transfer (including, for example, costs for janitorial services provided to the transferee). In the case of a Transfer other than an assignment of Tenant's entire interest in the Lease and Premises, Reasonable Transfer Costs shall be amortized on a straight line basis, without interest, over the initial term of the Transfer. Tenant's obligation to pay over Landlord's portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No Transfer by Tenant shall relieve it of any obligation under this Lease. Any Transfer which conflicts with the provisions of this Lease shall be void.

            C. NO RELEASE: Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred. Notwithstanding any Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.

            D. REORGANIZATION OF TENANT: The provisions of this Section 29.D shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors to one person or entity (or to any group of related persons or entities)

                                      13.

(the "Acquiring Entity"), and after such sale or transfer of stock Tenant's stock is no longer publicly traded. In a transaction under clause (i), the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder. In a transaction under clause (ii), the Acquiring Entity shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease ("Lease Guaranty"). The foregoing notwithstanding, in the event the Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which a parent corporation is publicly traded), then the publicly-traded parent corporation shall be required to execute and deliver to Landlord the Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such an acquisition of the stock of Tenant, Landlord shall be entitled to rely on the creditworthiness of a publicly-traded corporation and to receive audited financial information from a publicly-traded corporation.

            E. PERMITTED TRANSFERS: Notwithstanding anything contained in this
Section 29, so long as Tenant otherwise complies with the provisions of this
Section 29, Tenant may enter into any of the following Transfers (a "Permitted Transfer") without Landlord's prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 29.A and 29.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation which results from a merger, consolidation or other reorganization in which Tenant is not the surviving corporation, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and
(iii) a corporation which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

            F. EFFECT OF DEFAULT: In the event of Tenant's default beyond applicable cure periods, Tenant hereby assigns all amounts due to Landlord from ally Transfer as security for performance of Tenant's obligations under this Lease, and Landlord may collect such amounts as Tenant's Attorney-in-Fact, except that Tenant may collect such amounts unless a default occurs as described in Section 22 above. A termination of the Lease due to Tenant's default shall not automatically terminate a Transfer then in existence; rather at Landlord's election, such Transfer shall survive the Lease termination, the transferee shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant's Agents.

            G. SUCCESSORS AND ASSIGNS: Subject to the provisions this Section 29, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.

      30. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any Alterations, Tenant's equipment, furniture, trade fixtures or personal property or for Tenant's moving costs. Tenant hereby waives the

                                      14.

provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

      31. EFFECTS OF CONVEYANCE: The term Landlord as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale or other conveyance of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder accruing thereafter, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant's security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

      32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's rights hereunder or increase Tenant's obligation hereunder (including, without limitation, any increase in rent).

      Landlord shall cause the existing lender, Principal Mutual Life, to furnish to Tenant, within forty five (45) days of the date of both parties' execution of this Lease, and shall use commercially reasonable efforts to cause any future mortgagor or ground lessor, with a written agreement in form satisfactory to Tenant providing for: (i) recognition by the existing lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of lender's security interest in the Premises.

      33. WAIVER: The waiver by either party of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration; Date. Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

      34. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month terminable on thirty (30) days written notice from either party and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to the greater of (i) one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to surrender the Premises and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

      35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of paragraph 31, apply to and bind the heirs, successors, executors, administrators arid assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

                                      15.

      36. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of audited financial statements within ten (10) business days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders. Other than the right to pass on Tenant's financial statements to commercial lenders, Landlord shall keep all such financial statements strictly confidential and shall instruct its lenders to do likewise.

      37. OPTION TO EXTEND THE LEASE TERM:

            A. GRANT AND EXERCISE OF OPTION: Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option ("Option") to extend the Lease Term for two (2) additional terms of five
(5) years ("Option Term"). The Option shall be exercised, if at all, by written notice to Landlord on or before the date that is nine (9) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the-Bas Monthly Rent to be paid shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) ninety five percent (95%) of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in material default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date.

      As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for recent leases of space comparable in age, size and quality to the Premises in Santa Clara or Sunnyvale that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term. The appraisers shall be instructed that the Fair Market Rental shall be based upon rental comparables in which no tenant improvements were provided and no commissions were paid. The Fair Market Rental shall not take into account any Alterations made by Tenant or Tenant's equipment, trade fixtures which Tenant has a right to remove, furniture, or personal property.

            B. DETERMINATION OF FAIR MARKET RENTAL: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 37(C) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 37(C) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay Base Monthly Rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to in paragraph 37(C) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 37(C) below is less than Landlord's determination, the difference between

                                      16.

the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 37(C) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

            C. RESOLUTION OF A DISAGREEMENT OVER THE FAIR MARKET RENTAL: Any disagreement regarding the Fair Market Rental shall be resolved as follows:

                  1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place; to attempt to-resolve any such disagreement.

                  2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

                  3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

                  4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.

      38. OPTIONS: The Option to Lease described in paragraph 42 below provided Tenant in this Lease is personal and granted to original Tenant and to any Permitted Transferee only and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion.

      39. QUIET ENJOYMENT: Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

      40. BROKERS: Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than CRESA Partners to which Landlord shall pay a commission as agreed in the letter of intent, and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any other broker or finder claiming through Tenant.

      41. AUTHORITY OF PARTIES: Each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the limited partnership and that this Lease is binding upon said limited partnership in accordance with its terms.

      42. MISCELLANEOUS PROVISIONS:

                                      17.

            A. RENT: All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

            B. MANAGEMENT FEE: Tenant agrees to pay Landlord along with the expenses to be reimbursed by Tenant a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of two percent (2%) of the Base Monthly Rent.

            C. PERFORMANCE BY LANDLORD: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation and reasonable notice from Landlord, Landlord in its sole discretion may without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

            D. INTEREST: All sums due hereunder, including rent and additional rent, if not paid when due, shall bear interest at the lesser of either fifteen percent (15%) or the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

            E. RIGHTS AND REMEDIES: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

            F. SURVIVAL OF INDEMNITIES: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under the Lease shall survive the expiration or sooner termination of the Lease.

            G. SEVERABILITY: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

            H. CHOICE OF LAW: This Lease shall be governed by and construed in accordance with California law.

            I. TIME: Time is of the essence hereunder.

            J. ENTIRE AGREEMENT: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

            K. REPRESENTATIONS: Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its agents for that purpose.

            L. HEADINGS: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

      43. CONDITION PRECEDENT: The parties acknowledge that the Premises are currently encumbered by a lease between Landlord and Affymax Research Institute ("Affymax") which is scheduled to expire on August 31, 2003. Notwithstanding Landlord's and Tenant's execution of this Lease, it is expressly understood and agreed that the obligations created by this Lease are contingent upon Landlord and Affymax executing a lease termination agreement no later than ten (10) business days following execution of this Lease by Landlord and Tenant. If the foregoing condition is not met, then this Lease shall be null and void and neither party shall have any obligation or liability towards one another. In addition, notwithstanding the Landlord's and Tenant's execution of this Lease, it is expressly understood and agreed that the obligations created by this Lease are contingent upon Tenant and Affymax executing an asset purchase agreement (for the purchase and sale of the Assets) no later than

                                       18.

five (5) business days following execution of this Lease by Landlord and Tenant, such asset agreement attached to this Lease as Exhibit "C". If the asset purchase agreement between Tenant and Affymax is not executed by such time, then this Lease shall be null and void and neither party shall have any obligation or liability towards one another.

                                      19.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD:  Sobrato Interests,         XENOPORT:  Xenoport, Inc.,
a California limited Partnership      a Delaware corporation

By: /s/ John M. Sobrato               By: /s/ Ronald W. Barrett
    -----------------------------     Its: President and Chief Executive Officer
Its: General Partner

                                      20.

                       EXHIBIT "A" - PREMISES AND PROJECT

                           [MAP OF PROJECT PREMISES]

                                      21.

                      EXHIBIT "B" - DRAFT LETTER OF CREDIT

                          DRAFT COPY ONLY - 09/14/2001

ISSUING BANK:

       CITIZENS BANK OF MASSACHUSETTS

       28 STATE STREET

       BOSTON, MA 02109

       USA

PLACE AND DATE OF ISSUE                 PLACE AND DATE OF EXPIRY:

       CRANSTON, RI                            AT OUR COUNTERS

       2001 SEPTEMBER 14                       2002 SEPTEMBER 14

                                        BENEFICIARY:

APPLICANT:                                     SOBRATO INTERESTS

       XENOPORT, INC                           10600 NORTH DE ANZA BOULEVARD

       2631 HANOVER STREET                     SUITE 200

       PALO ALTO, CA  93404                    CUPERTINO, CA  95014

                                        AMOUNT:  USD 3,000,000.00

                                               UP TO AN AGGREGATE THEREOF

                                        CREDIT AVAILABLE WITH:

                                        CITIZENS BANK OF MASSACHUSETTS

                                        20 CABOT ROAD (MAIL STOP MMF170)

PARTIAL DRAWINGS:  PERMITTED            INTERNATIONAL DEPARTMENT

                                        MEDFORD, MA  02155

                                        BY:  PAYMENT

                                        Against presentation of documents detailed herein and drafts at:

                                        SIGHT

                                        Drawn on:

                                        CITIZENS BANK OF MASSACHUSETTS

                                        20 CABOT ROAD (MAIL STOP MMF470)

                                        MEDFORD, MA 02155

Document Required:

We hereby establish our Irrevocable Standby Letter of Credit in your favor available for payment by your draft(s) at sight drawn on us accompanied by the following documents:

                                      22.

      1.    The original of this Letter of Credit and amendment, if any.

      2.    A signed and dated certification from your company stating that:
            "Xenoport, Inc., as Tenant under that Certain Lease dated September __, 2001 between Tenant and Sobrato Interests as Landlord (the "Lease") is in default under the Lease beyond applicable notice and cure periods and Sobrato Interests is entitled to draw the requested amount."

This Letter of Credit shall be automatically extended for an additional period of one year from the present or each future expiration date unless we have notified you in writing by courier mail, not less than sixty (60) days before such date, that we elect not to renew this Letter of Credit.

We hereby agree with you that all draft(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation.

Each draft must bear upon its face the clause "Drawn under Citizens Bank of Massachusetts Letter of Credit number LC-012161 dated September ___, 2001."

This Letter of Credit sets forth in full the terms of our undertaking to you. Such undertaking shall not in any way be modified, mended or amplified by reference to any document or instrument referred to herein or related hereto and any such reference shall not be deemed to incorporate herein by reference any such document or instrument.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practice for Documentary Credits, 1993 Revision) International Chamber of Commerce Publication, No. 500."

_____________________________                      _____________________________
Authorized Signature                               Authorized Signature

THIS IS BEING POSTED FOR USD 30,000,000.00

APPROVED BY: _________________

PREPARED BY: E271604

                                      23.

                                   EXHIBIT "C"

                      ASSIGNMENT OF ASSETS AND BILL OF SALE

      This ASSIGNMENT OF ASSETS AND BILL OF SALE ("Agreement"), dated as of September ___, 2001, is entered into by Affymax Research Institute, a California corporation ("Seller") and Xenoport, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

      WHEREAS, Buyer intends to lease and occupy the premises commonly known and designated as 3410 Central Expressway, Santa Clara, California 95051 consisting of approximately 102,759 square feet (the "Premises") pursuant to a least (the "Xenoport Lease") between Buyer and Sobrato Interests ("Landlord"), which Premises were previously leased and occupied by Seller from Landlord under that certain Lease dated December, 1992 (the "Prior Lease").

      WHEREAS, Seller desires to transfer to Buyer all of Seller's right, title and interest in and to all assets listed on Schedule 1 hereto and such other assets are described herein, consisting of certain personal property owned by Seller located at the Premises and certain fixtures and improvements made by Seller to the Premises (collectively, the "Assets") and terminate the Prior Lease;

      WHEREAS, Buyer desires to accept the transfer of Assets, for which it has agreed to pay to Seller a one-time payment of One Million Seven Hundred Thousand Dollars ($1,700,000.00).

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Transfer of Assets. Seller does hereby sell, convey, transfer, assign, set over and deliver to Buyer, its successors and assigns, and Buyer does hereby accept all of Seller's right, title and interest in and to the Assets, including but not limited to:

      a. all of the Assets listed on Schedule 1 hereto;

      b. all of the personal property, furniture, equipment, fixtures and improvements located on and in the Premises on the date hereof; and

      c. such other Assets as are mutually agreed upon by the parties hereto.

      TO HAVE AND TO HOLD all such Assets conveyed hereby, with the appurtenances thereof, unto Buyer, it successors and assigns forever, to it and for their own use and benefit.

      2. Purchase Price. On the Termination Date (as defined below), Buyer shall deliver to Seller by wire transfer the sum of One Million Seven Hundred Thousand Dollars ($1,700,000.00), representing payment in full for the Assets. If such payment remains delinquent for a period in excess of five (5) days after written notice to Buyer, then Buyer shall pay to Seller interest on such amount at the lesser of fifteen percent (15%) or the maximum rate permitted by law until paid. The Termination Date shall be the date by which all of the following have occurred: (i) the Prior Lease has terminated pursuant to that certain Termination of Lease between Seller and Landlord on or about the date hereof and attached hereto as Exhibit A (the "Lease Termination"); (ii) Seller has surrendered the Premises and all conditions contained in the Lease Termination for the effective termination of the Prior Lease have been satisfied; and (iii) Landlord has provided Buyer with written notice that (i) and (ii) of this
Section 2 have in fact occurred.

      3. Representations, Warranties and Indemnification. Seller does hereby represent and warrant to Buyer that Seller is the sole, lawful owner of the Assets, that Seller has good title and full right to sell the same free

                                      24.

and clear of any lien, encumbrance or claim of any nature, and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever. Seller, on behalf of itself and its successors and assigns, does hereby agree to indemnify and hold Buyer, its successors and assigns, harmless from any and all claims, liabilities and obligations arising under or in relation to the use, ownership or operation of the Assets (or any maintenance, service and supply contracts related thereto), prior to the date hereof.

      4. Further Actions. Seller will, at the request of Buyer and without further consideration, promptly execute and deliver, and will cause its officers, agents and employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other actions, as may reasonably be necessary or requested by Buyer to effectuate the transactions contemplated hereby, to place Buyer in possession and control of, and to confirm Buyer's title to, the Assets, and to assist Buyer in exercising all rights and enjoying all benefits with respect thereto.

      5. Conditions Precedent. Notwithstanding anything to the contrary in this Agreement, this Agreement and the parties obligations hereunder are conditioned upon the following: (i) The execution by Landlord and Buyer of the Xenoport Lease and (ii) the occurrence of the Termination Date.

      6. General.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied to agreements among California residents entered into and to be performed entirely within California.

            (b) This Agreement, and the covenants and agreements herein contained, shall be enforceable against, binding upon and inure to the benefit of the successors and assigns of Seller and Buyer.

            (c) This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto.

            (d) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be executed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one original instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      25.

      IN WITNESS WHEREOF, Affymax Research Institute and Xenoport, Inc. each have caused this Agreement to be duly executed in its name by its duly authorized officer to be effective as of the date hereof.

SELLER:                             BUYER:

AFFYMAX RESEARCH INSTITUTE          XENOPORT, INC.

By: /s/ Donald F. Parman            By: /s/ Ronald W. Barrett
    -----------------------             ----------------------
Name: Donald F. Parman              Name: Ronald W. Barrett

Title: Secretary                    Title: President and Chief Executive Officer

                                      26.

                                   SCHEDULE 1

HOUSE SYSTEMS:
HVAC units
Kohler back-up generator
CDA; Nitrogen; Helium systems
DI water system and all wall-attached Milli-Q units

LABORATORY:
All attached casework indicated on plan
Fume Hoods (63)
BioSafety Cabinets (11)
Autoclaves (4)
Double sided autoclaves (2)
Glassware washers (2)
Cage washer (1)
Cold Rooms (4)

OFFICE:
Office Desks & chairs and cubicles
File cabinets
Conference and seminar room tables/chairs

CAFETERIA:
Fountain systems for beverages
Salad bar cabinetry
Kitchen grill
Lunch room tables/chairs

MISCELLANEOUS:
PA System
Phone system w/telephone handsets and attendant station
Security system - with cameras/card access readers
Network cabling/fiber lines/server cabinets

                                      27.

                                [2ND FLOOR PLAN]

                                [1ST FLOOR PLAN]

                                      28.

                                  [FLOOR PLAN]

                                      29.